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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




              JANUARY 13, 2000                            0-29768
  --------------------------------------           ----------------------
  Date of Report (Date of earliest event           Commission File Number
     reported)

                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                               13-3995672
  --------------------------------------           ----------------------
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                                  1250 Broadway
                            New York, New York 10001
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               (Address of Principal Executive Offices( (Zip Code)

                                 (212) 231-7100
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              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On January 10, 2000, 24/7 Media, Inc. (the "24/7 Media" or "we") announced the acquisition of IMAKE Software and Services, Inc. ("IMAKE"), a privately-held Maryland close corporation for approximately $80 million, including contingent consideration. IMAKE is a provider of technology products that facilitate the convergence of Internet technologies with broadband video programming. On January 13, 2000, we acquired all of the issued and outstanding shares of capital stock of IMAKE in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into IMAKE. 24/7 Media also assumed all of the outstanding stock options of IMAKE under our 1998 Stock Incentive Plan.

     Pursuant to the Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran (the "Merger Agreement"), in exchange for all of the outstanding shares of IMAKE, 24/7 Media exchanged approximately
     1.3 million shares of its common stock, par value $.01 per share (the "24/7 Common Stock"), subject to the achievement of certain revenue targets. In addition, for separate consideration, (i) 24/7 Media assumed all of the outstanding stock options of IMAKE employees and reserved approximately 300,000 shares of common stock to cover the exercise thereof, and (ii) 24/7 Media awarded grants of restricted stock to the employees of IMAKE and reserved 124,000 shares of common stock in respect thereof, as well as an additional 36,000 shares upon achievement of certain revenue targets. In the transaction, 24/7 Media assumed net liabilities of approximately $1 million. 24/7 Media also incurred transaction costs of approximately $750,000. For accounting purposes the effective date of the merger is January 1, 2000 and it will be accounted for as a purchase business combination.

     The consideration payable by 24/7 Media pursuant to the Merger Agreement was determined as a result of negotiation by and between 24/7 Media and IMAKE. The net assets of IMAKE acquired by 24/7 Media as a result of the merger transaction consisted of equipment and other physical property. These assets are used in connection with the operation of IMAKE's technology services. 24/7 Media intends to operate the business and use the assets as previously operated and used by IMAKE, provided that changing business conditions or strategic plans may lead to changes in IMAKE's operations in the future.

     The Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

     The press release, dated January 10, 2000 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (A) The audited financial statements of IMAKE Software and Services, Inc. required by this Form 8-K will be filed by amendment not later than March 28, 2000.

     (B) The pro forma unaudited financial statements of IMAKE Software and Services, Inc. required by this Form 8-K will be filed by amendment not later than March 28, 2000.

     (C)    EXHIBITS.

            2.1 The Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran

            99.1 Press Release dated January 10, 2000 regarding IMAKE Software and Services, Inc.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              24/7 MEDIA, INC.



Date: January 13, 2000        By: /S/ MARK E. MORAN
                                  ------------------------------
                              Name:  Mark E. Moran
                              Title: Senior Vice President and General Counsel


                                       3

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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER       DESCRIPTION
--------------       -----------

            2.1 The Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran

            99.1 Press Release dated January 10, 2000 regarding IMAKE Software and Services, Inc.


                                       4

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